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                                                         Exhibit 23.2








                    CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-3 Number 333-100345 and No. 333-110318) of American General Finance Corporation and in the related Prospectus of our report dated January 31, 2002, with respect to the consolidated statements of income, shareholder's equity, cash flows, and comprehensive income and related schedule of American General Finance Corporation and subsidiaries for the year ended December 31, 2001 included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                            /s/  Ernst & Young LLP


Indianapolis, Indiana
March 9, 2004